Exhibit 99.1

NEWS RELEASE

Par Pacific Holdings Successfully Closes Acquisition of

Wyoming Refining Company and Related Logistics Assets

HOUSTON, July 14, 2016 - Par Pacific Holdings, Inc. (NYSE MKT: PARR) (“Par Pacific”) announced today that it has successfully completed its acquisition of Hermes Consolidated, LLC (dba Wyoming Refining Company) for a total consideration of approximately $271.4 million, including the assumption of approximately $58 million of debt (the “Acquisition”). The Acquisition was funded using a combination of net proceeds from the Company’s offering of $115 million aggregate principal amount of 5.00% Convertible Senior Notes due 2021 that closed in June 2016, an offering of $52.6 million aggregate principal amount of 2.50% Convertible Subordinated Bridge Notes that closed contemporaneously with the Acquisition (the “Bridge Notes”), a $65 million term loan to a newly established subsidiary of Par Pacific that closed contemporaneously with the Acquisition, and cash on hand. Par Pacific intends to repay the Bridge Notes, or a portion thereof, with proceeds from an anticipated $50 million offering of transferrable subscription rights to purchase common stock.

The refinery is located in Newcastle, Wyoming and has a processing capacity of 18,000 barrels per day (bpd) as well as related logistics assets throughout the region. One of Wyoming Refining Company’s primary downstream markets is the Rapid City, South Dakota area which has several national parks and monuments in the region that attract millions of visitors annually, particularly in the summer months.

“This accretive acquisition adds geographic diversification and demonstrates the continuing execution of our growth strategy,” said William Pate, Par Pacific’s President and Chief Executive Officer. “The refinery combined with the logistics assets gives us access to advantaged feedstocks and growing niche refined products markets. We are pleased to welcome Wyoming Refining’s management and employees to the Par Pacific organization and look forward to future success.”

A registration statement relating to the securities in the rights offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release does not constitute an offer of any securities for sale.

About Par Pacific Holdings, Inc.

Par Pacific Holdings, Inc., based in Houston, Texas, is a growth-oriented company that manages and maintains interests in energy and infrastructure businesses. Par Pacific’s business is organized into three primary segments of refining, retail and logistics. Par Pacific has refining and logistics assets in Hawaii and Wyoming and a retail distribution network in Hawaii. Par Pacific also owns an equity investment in Laramie Energy, LLC, a joint venture entity focused on producing natural gas in Garfield, Mesa and Rio Blanco Counties, Colorado. In addition, Par Pacific transports, markets and distributes crude oil from the Western United States and Canada to refining hubs in the Midwest, Gulf Coast and East Coast. More information is available at www.parpacific.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements with respect to Par Pacific’s intention to conduct, and ability to close, the rights offering, Par Pacific’s expected use of proceeds from the rights offering, the anticipated synergies and other benefits of the Acquisition, and the anticipated financial and operating results of Wyoming Refining and the effect on Par Pacific’s cash flows, profitability and earnings per share are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Par Pacific further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:

Christine Coy Thorp

Director, Investor Relations & Public Affairs

(832) 916-3396

cthorp@parpacific.com